        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 11, 1996
                                                 REGISTRATION NO. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               TRITEAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                  Delaware                                 33-0548924
        (State or other jurisdiction                    (I.R.S. Employer
     of incorporation or organization)              Identification Number)

                            2011 Palomar Airport Road
                           Carlsbad, California 92009
                                 (619) 930-2077

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             1995 STOCK OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                             NON-PLAN STOCK OPTIONS
                            (Full title of the plans)

                                Jeffrey D. Witous
                        Chairman of the Board, President
                           and Chief Executive Officer
                               TRITEAL CORPORATION
                            2011 Palomar Airport Road
                           Carlsbad, California 92009
                                 (619) 930-2077

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             Frederick T. Muto, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (619) 550-6000

                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                Proposed           Proposed
                                                                 Maximum           Maximum
                 Title of Securities          Amount to      Offering Price       Aggregate           Amount of
                   to be Registered         be Registered     Per Share(1)    Offering Price(1)   Registration Fee
---------------------------------------------------------------------------------------------------------------------
  Common Stock, $.001 par value               2,477,654        $0.001-13.75       $11,404,250.00       $4,896.36
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The offering price per share and aggregate offering price are based upon (i) the actual exercise price for shares subject to outstanding stock options previously granted under the Registrant's 1995 Stock Option Plan; (ii) the actual price for shares subject to outstanding stock options previously granted outside of the Registrant's 1995 Stock Option Plan; and (iii) shares issuable under the Registrant's 1995 Stock Option Plan and Employee Stock Purchase Plan calculated on the basis of the average of the high and low sales price of Registrant's Common Stock on October 9, 1996 as reported on the Nasdaq National Market System. The following chart shows the calculation of the registration fee.


-------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Aggregate
               Type of Shares                      Number of Shares        Offering Price Per Share        Offering Price
-------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                      177,270                       $0.25                   $44,317.50
outstanding options under the 1995 Stock
Option Plan
-------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                      136,500                       $0.50                   $68,250.00
outstanding options under the 1995 Stock
Option Plan
-------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                      106,750                       $2.50                   $226,875.00
outstanding options under the 1995 Stock
Option Plan
-------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                       18,500                       $3.50                   $64,750.00
outstanding options under the 1995 Stock
Option Plan
-------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                       10,000                       $5.00                   $50,000.00
outstanding options under the 1995 Stock
Option Plan
-------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                       65,550                       $6.00                   $393,300.00
outstanding options under the 1995 Stock
Option Plan
-------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                      310,000                      $0.001                     $310.00
outstanding options granted outside the
1995 Stock Option Plan
-------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                      473,684                       $0.25                   $118,421.00
outstanding options granted outside the
1995 Stock Option Plan
-------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                      100,000                       $3.50                   $350,000.00
outstanding options granted outside the
1995 Stock Option Plan
-------------------------------------------------------------------------------------------------------------------------------
Common Stock available for grant under                 829,400                      $13.75                $11,404,250.00
the 1995 Stock Option Plan
-------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under the 1996                   250,000                      $13.75                 $3,437,500.00
Employee Stock Purchase Plan
-------------------------------------------------------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The prospectus contained in the Form SB-2 Registration Statement (No. 333-5052-LA) filed by TriTeal Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") on June 14, 1996, as amended through the date hereof (the "Form SB-2"), is hereby incorporated by reference into this Registration Statement. The Registrant has not filed, and has not been required to file, an annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of the date hereof. A description of the Registrant's Common Stock which is contained in the Form SB-2, including any amendment or reports filed for the purpose of updating such description, is hereby incorporated by reference into this Registration Statement. All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Act"). The Registrant's Bylaws contain provisions covering indemnification of corporation directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Act or the Securities Exchange Act of 1934.

         The Registrant's Bylaws provide for the indemnification of directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided that the registrant shall not be required to indemnify any director or executive officer in connection with any proceeding initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Registrant's Board of Directors, (iii) such indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under Delaware General Corporation Law or (iv) such indemnification is required to be made pursuant to the Registrant's Bylaws. The Registrant's Bylaws also provide the Registrant the power to indemnify its other officers, employees and agents as set forth in the Delaware General Corporation Law.

         The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual

                                       1.

or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.                Description
    4.1           Registrant's Amended and Restated Certificate of Incorporation.(1)

    4.2           Registrant's Bylaws.(1)

    4.3           Specimen stock certificate.(2)

    5.1           Opinion of Cooley Godward Castro Huddleson & Tatum.

    23.1          Consent of Ernst & Young LLP, Independent Auditors.

    23.2 Consent of Cooley Godward Castro Huddleson & Tatum. Reference is made to Exhibit 5.1.

    24.1          Power of Attorney.  Reference is made to Page 4.

    99.1          1995 Stock Option Plan.(1)

    99.2          Form of Incentive Stock Option Agreement under the 1995 Stock Option Plan.(1)

    99.3          Form of Nonstatutory Stock Option Agreement under the 1995 Stock Option Plan.(1)

    99.4          Form of Nonstatutory Stock Option Agreement outside the 1995 Option Plan.(1)

    99.5          Form of Non-Qualified Stock Option Agreement outside the 1995 Stock Option Plan.(1)

    99.6          1996 Employee Stock Purchase Plan.(1)

    99.7          Form of Employee Stock Purchase Plan Offering.(2)

-----------------------

(1) Filed as an exhibit to Registration Statement on Form SB-2 (No. 333-5052-LA) on June 14, 1996, and incorporated herein by reference.

(2) Filed as an exhibit to Amendment No. 2 to the Registration Statement on Form SB-2 (No. 333-5052-LA) on July 17, 1996, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

(a)      Rule 415 Offering.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                       2.

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      Filings Incorporating Subsequent Exchange Act Documents By Reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                       3.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on October 10, 1996.

                                       TRITEAL CORPORATION

                                       By /s/ JEFFREY D. WITOUS
                                         --------------------------------------
                                         Jeffrey D. Witous
                                         Chairman of the Board, President
                                         and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey D. Witous and Arthur S. Budman and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ JEFFREY D. WITOUS                  Chairman of the Board, President                  October 10, 1996
----------------------------------     and Chief Executive Officer
Jeffrey D. Witous                      (Principal Executive Officer)

/s/ ARTHUR S. BUDMAN                   Chief Financial Officer and Director              October 10, 1996
----------------------------------     (Principal Financial and Accounting Officer)
Arthur S. Budman

/s/ DR. TERRY A. STRAETER              Director                                          October 10, 1996
----------------------------------
Dr. Terry A. Straeter

/s/ GARY A. WETSEL                     Director                                          October 10, 1996
----------------------------------
Gary A. Wetsel

                                       4.

                                  EXHIBIT INDEX

                                                                                                         SEQUENTIAL
EXHIBIT NO.       DESCRIPTION                                                                            PAGE NO.
    4.1           Registrant's Amended and Restated Certificate of Incorporation.                          *

    4.2           Registrant's Bylaws.                                                                     *

    4.3           Specimen stock certificate.                                                              **

    5.1           Opinion of Cooley Godward Castro Huddleson & Tatum.

    23.1          Consent of Ernst & Young LLP, Independent Auditors.

    23.2          Consent of Cooley Godward Castro Huddleson & Tatum.
                  Reference is made to Exhibit 5.1.

    24.1          Power of Attorney.  Reference is made to Page 4.

    99.1          1995 Stock Option Plan.                                                                  *

    99.2          Form of Incentive Stock Option Agreement under the 1995 Stock Option Plan.               *

    99.3          Form of Nonstatutory Stock Option Agreement under the 1995 Stock Option Plan.            *

    99.4          Form of Nonstatutory Stock Option Agreement outside the 1995 Option Plan.                *

    99.5          Form of Non-Qualified Stock Option Agreement outside the 1995 Stock Option Plan.         *

    99.6          1996 Employee Stock Purchase Plan.                                                       *

    99.7          Form of Employee Stock Purchase Plan Offering.                                           **

* Filed as an exhibit to the Registration Statement on Form SB-2 (No. 333-5052-LA) on June 14, 1996, and incorporated herein by reference.

** Filed as an exhibit to Amendment No. 2 to the Registration Statement on Form SB-2 (No. 333-5052-LA) on July 17, 1996, and incorporated herein by reference.